UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On June 3, 2009, NTS Realty Holdings Limited Partnership (the “Company”), in connection with the anticipated acquisition of two multifamily properties with an unaffiliated joint venture partner, formed GB Central Holdings, LLC (“GB Central”) and SP Central Holdings, LLC (“SP Central”), both Delaware limited liability companies. GB Central and SP Central are wholly owned by the Company.

        As previously disclosed, the Company entered into an agreement dated April 10, 2009, to acquire Golf Brook Apartments (“Golf Brook”) and Sabal Park Apartments (“Sabal Park”), which are located in Longwood, Florida. The Company assigned its rights to purchase Golf Brook to GB Longwood Properties, LLC (“GB Longwood”), and its rights to purchase Sabal Park to SP Longwood Properties, LLC (“SP Longwood”). On June 3, 2009, GB Central and SP Central entered into operating agreements with Pluris Property Fund I, L.P. (“PPFI”), an unaffiliated Delaware limited partnership, related to GB Longwood and SP Longwood. Pursuant to the terms of these operating agreements, GB Central and SP Central are the owners of a majority of the membership interests in GB Longwood and SP Longwood.

        GB Central will serve as the sole manager of GB Longwood, and SP Central will serve as the sole manager of SP Longwood. GB Longwood and SP Longwood intend to appoint NTS Management Company, an affiliate of the Company, as the property manager for both properties. Although there is no assurance this will occur, the Company expects to complete the purchase of Golf Brook and Sabal Park on June 11, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	Gregory A. Wells
Its:	Executive Vice President and CFO

Date:	June 5, 2009

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